Exhibit 10.4

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the “Guaranty” or “Agreement”) is entered into as of this      day of June 2003, by Shawkat Raslan, an individual with a residence at                                                              , (“Guarantor”) in favor of CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“Lender”) under the Loan Agreement (as defined herein).

RECITALS

A. Reference is made to that certain Revolving Credit, Term Loan and Security Agreement dated as of the date hereof by and between each of Access Worldwide Communications, Inc., a Delaware corporation (“Access Worldwide”), Ash Creek, Inc., a Delaware corporation (“Ash”), AWWC New Jersey Holdings, Inc., a Delaware corporation (“AWWC”), Telemangement Services, Inc., a Delaware corporation (“Telemanagement”), TLM Holdings Corporation, a Delaware corporation (“TLM”) (individually and collectively, the “Borrower”) and Lender (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, from time to time, the “Loan Agreement”), and to the other Loan Documents.

B. Guarantor is the CEO of Access Worldwide and the record and beneficial owner of certain securities of Access Worldwide. The obligations of Lender to execute and deliver the Loan Documents and to make the Loans to Borrower are conditioned on, among other things, the execution of this Guaranty Agreement in favor of Lender.

C. Guarantor acknowledges and confirms that (a) he will benefit from the execution, delivery and performance by the Lender of the Loan Agreement and the other Loan Documents and the making of Advances and/or funding of the Loans to Borrower, (b) the Loans by Lender constitute valuable consideration to Guarantor, (c) this Guaranty is intended to be an inducement to the Lender to execute, deliver and perform the Loan Agreement and the other Loan Documents and to make the Advances and to fund the Loans; and (d) Lender is relying upon this Guaranty Agreement in making Advances and/or funding the Loans to Borrower.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Lender to enter into the Loan Documents, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1

DEFINITIONS

1.1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement or, to the extent the same are used or defined therein, the meanings provided in Article 9 of the UCC in effect on the date hereof. Whenever the context so requires, each reference to gender includes the masculine and feminine, the singular number includes the plural and vice versa. This Agreement shall mean such agreement as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, from time to time. Unless otherwise specified, all accounting terms not defined in the Loan Documents shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP. References in this Agreement to any Person shall include such Person and its successors and permitted assigns.

1.2. Defined Terms. In this Agreement, the following terms shall mean as follows:

“Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute, be or result in an Event of Default hereunder or under any Loan Document.

“Event of Default” shall mean the occurrence of any event set forth in Section 4.

SECTION 2

LIMITED GUARANTY

2.1. Guaranty of Obligations. Guarantor hereby unconditionally and absolutely guarantees the prompt and punctual payment and performance of the Term Loan and all amounts from time to time payable by Borrower in connection with the Term Loan (including without limitation, all principal, interest, and all other monetary obligations, including reasonable attorneys fees, costs, expenses and indemnities, whether primary, secondary, contingent, fixed or otherwise in connection with the Term Loan) in any case whether according to the present terms hereof and thereof, at any earlier or accelerated date or pursuant to any extension of time or to any change therein now or at any time hereafter made or granted (the obligations so guaranteed shall be collectively referred to herein as the “Guaranteed Obligations”). The Guaranteed Obligations includes in all cases, all such obligations that arise after the filing of a bankruptcy petition with respect to Borrower and/or Guarantor and all such obligations that will become payable but for the operation of (i) the automatic stay under Section 362(a) of the Bankruptcy Code, (ii) Section 502(b) of the Bankruptcy Code, or (iii) Section 506(b) of the Bankruptcy Code, including, but not limited to, interest accruing with respect to the Obligations after the filing of a bankruptcy petition, whether or not allowed or allowable as a claim in the bankruptcy proceeding.

2.2. Binding Effect.

(a) This guaranty is a continuing guarantee of prompt and punctual payment of the Guaranteed Obligations, whether at stated maturity, by acceleration or otherwise, and not merely a guaranty of collection. Guarantor agrees that its obligations hereunder are absolute and unconditional, independent of the obligations of Borrower or any other Person, and shall be binding upon Guarantor and its successors and assigns, and are irrevocable without regard to the genuineness, validity, legality or enforceability of any of the Guaranteed Obligations or any other Loans or Obligations under the Loan Documents or the lack of power or authority of Borrower to enter into any Loan Document or any substitution, release or exchange of any other guaranty of or any security for any of the Guaranteed Obligations or any other circumstances (other than payment or performance) which might otherwise constitute a legal or equitable discharge of a surety or guarantor and shall not be subject to any right of set-off or counterclaim and are in no way conditioned upon any attempt to enforce performance or compliance by Borrower or any other event or contingency.

(b) Guarantor agrees that, if at any time all or any part of any payment previously applied by Lender to any Guaranteed Obligation must be returned by Lender for any reason, whether by court order, administrative order, or settlement, Guarantor, shall remain liable for the full amount returned as if such amount had never been received by Lender, notwithstanding any termination of this Agreement or any Loan Document or the cancellation of this Agreement or any Loan Document or any other agreement evidencing the Guaranteed Obligations.

(c) Guarantor hereby expressly waives any defenses or benefits available to

Guarantor as a surety or as a result of the exercise by Lender of nonjudicial or judicial remedies against Borrower, Guarantor or any Collateral, and further expressly waives any defenses or benefits arising out of or against any Collateral. Without limiting the generality of the foregoing, Lender shall not be required to make any demand on any other guarantor of the Guaranteed Obligations or otherwise pursue or exhaust its remedies against the Borrower, Collateral, any other guarantor of the Guaranteed Obligations or any other Person before enforcing its rights and remedies against Guarantor hereunder, and any one or more successive and/or concurrent actions may be brought against Guarantor in the same action brought against Borrower or any other Person or in separate actions, as often as Lender may deem advisable, in its Permitted Discretion. The obligations of Guarantor hereunder shall not in any way be affected by any action or inaction of Lender, which action or inaction is hereby consented and agreed to by Guarantor, or by the partial or complete unenforceability or invalidity of any other guaranty, pledge, assignment or Lien for any of the Guaranteed Obligations or of the value, genuineness, validity or enforceability of the Collateral or any of the Guaranteed Obligations or Loan Documents.

2.3 Defenses of Borrower Waived. This Agreement shall remain fully enforceable irrespective of any defenses which Borrower or Guarantor may assert under any Loan Document, including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury (other than prior indefeasible payment in full in cash of the Guaranteed Obligations by Borrower).

2.4 Liability of Guarantor. Guarantor agrees that Lender shall have the full right and power, in its sole discretion and without any notice to or consent from Guarantor and without affecting or discharging, in whole or in part, the liability of Guarantor under this Agreement or any Loan Document, to deal in any manner with the Guaranteed Obligations, Collateral and any security or guaranties therefor. Without limiting the generality of the foregoing, the occurrence of any one or more of the following shall not affect Guarantor’s obligations hereunder: (a) new agreements or obligations of Borrower with or to the Lender or increases, amendments, extensions, modification, renewals or waivers of default as to any existing or future agreements or obligations of Borrower or third parties with or to the Lender or extensions of credit by the Lender to Borrower; (b) adjustments, compromises or releases of any obligations to or of Borrower, Guarantor or other Persons, or exchanges, releases of sales of any security or collateral of Borrower, Guarantor or other Persons; (c) errors, omissions, invalidity or unenforceability of any Loan Document or this Agreement; (d) reorganization, extensions, moratoria or other relief granted to Borrower pursuant to any law presently in force or hereafter enacted; (e) interruptions in the business relations between Lender and Borrower; (f) the release or exchange, in whole or in part, of any other guaranty of the Guaranteed Obligations or any security or collateral therefor or any action or inaction by Lender with respect thereto; (g) the failure of any Person to sign this or any similar guaranty; (h) subsequent reorganization, merger or consolidation of Borrower or any other change in its structure, nature, personnel or location; or (i) any impairment, modification, change, release or limitation of the liability of Borrower, any other guarantor of the Guaranteed Obligations or any other Person or their respective estates in bankruptcy resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

2.5 Event of Default. If an Event of Default shall occur and be continuing, Lender or any assignee thereof shall be entitled to receive hereunder from Guarantor, and Guarantor shall, without notice or demand, immediately pay and perform all of the Guaranteed Obligations.

2.6 Subordination of Certain Rights. For the Lender’s benefit all rights of Guarantor against Borrower arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash and performance of all the Guaranteed Obligations. If any amount shall erroneously be paid to Guarantor for any reason, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. Guarantor shall have no right of subrogation whatever with respect to the Guaranteed Obligations or to any collateral therefor until the Guaranteed Obligations have been irrevocably and indefeasibly paid in full in cash and performed in full in accordance with the Loan Agreement.

2.7 Savings Clause.

(a) It is the intent of Guarantor and Lender that Guarantor’s maximum obligations hereunder shall be up to, but not in excess of, the maximum amount which would not otherwise cause the Guaranteed Obligations to be avoidable or unenforceable against Guarantor under (i) Section 548 of the Bankruptcy Code (in any case commenced by or against Guarantor within one (1) year from the date on which any of the Guaranteed Obligations are incurred), (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any case or proceeding by virtue of Section 544 of the Bankruptcy Code, or (iii) any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any receivership, readjustment of debt, dissolution, liquidation or similar debtor relief laws), without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any case or proceeding commenced by or against Guarantor in any case or proceeding of any nature. (The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations shall be determined in any such case or proceeding shall be referred to herein as the “Avoidance Provisions”).

(b) To the extent set forth in subsections (i), (ii), and (iii) above, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions, if Guarantor is not deemed to have received valuable consideration or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render Guarantor insolvent, or cause Guarantor to have incurred debts beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by Guarantor, the maximum Guaranteed Obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations, as so reduced, to be subject to avoidance under the Avoidance Provisions. This section is intended solely to preserve the rights of the Lender and neither Guarantor nor any other Person shall have any right or claim under this section against the Lender that would not otherwise be available to such person under the Avoidance Provisions.

SECTION 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Authorization. Guarantor has full legal capacity and has all requisite power, right and authority to consummate the transactions contemplated under this Agreement and is not under any legal restriction, limitation or disability that would prevent it from entering into and performing under this Agreement. The execution, delivery and performance by Guarantor of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of Guarantor and pursuant to all necessary consents required therefor. This Agreement has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity). No approval, consent, authorization of, filing registration or qualification with, or other action by, Guarantor or any other Person or Governmental Authority is or will be necessary to permit the valid execution, delivery and performance of this Agreement by Guarantor or the consummation or performance of the transactions

3.2 No Conflicts. The execution, delivery and performance by Guarantor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (1) conflict with or violate any provision of any applicable law, statute, rule, regulation, ordinance, license or tariff or any judgment, decree or order of any court or other Governmental Authority binding on or applicable to Guarantor or any of its properties or assets; (2) conflict with, result in a breach of, constitute a default of or an event of default under, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, require any consent not obtained under, or result in or require the acceleration of any indebtedness pursuant to, any indenture, agreement or other instrument to which Guarantor is a party or by which it or they, or any of its or their properties or assets are bound or subject,; (3) conflict with or violate any provision of the certificate of incorporation or formation, by-laws, limited liability company agreement or similar documents of Guarantor; or (4) result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of Guarantor (except as contemplated herein).

3.3 Non-Subordination. The obligations of Guarantor under this Agreement are not subordinated in any way to any other obligation of Guarantor or to the rights of any other Person, and Guarantor is not a party to or bound by any other agreement, document or instrument that otherwise relates to the Guaranteed Obligations or any of the Lender Collateral.

3.4 Litigation and Compliance; Other Agreements.

(a) Guarantor is not in default or breach of the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or by which it or any of its properties or assets is or are bound or subject, which default or breach, if not remedied within any applicable grace period or cure period, could reasonably be expected to have or result in a Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to Guarantor’s knowledge, threatened before or by any court, arbitrator or Governmental Authority (1) against or affecting the, Guarantor, this Agreement or the transactions contemplated hereby, or (2) that questions or could reasonably be expected to prevent the validity of this Agreement or any Loan Document or the right or ability of Guarantor or Borrower to execute or deliver this Agreement or to consummate the transactions contemplated hereby.

(b) Guarantor is not (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, this Agreement, or (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to have or be a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have or be a Material Adverse Effect.

(c) Guarantor shall, upon reasonable notice from Lender, provide Lender with access to Guarantor’s properties and books and records and provide copies of such books and records to Lender at Guarantor’s expenses.

3.5 Truthful Disclosure. The representations and warranties made by Guarantor in this Agreement and the personal financial statements attached hereto as Exhibit A and to be delivered by Guarantor pursuant hereto do not and will not contain any untrue statement of material fact or omit to state any fact necessary to make the statements herein and therein not materially misleading, and there is no fact known to Guarantor which Guarantor has not disclosed to Lender in writing which could reasonably be expected to have or result in a Material Adverse Effect.

3.6 Covenants.

(a) Guarantor shall not (i) cause or permit to be done, or enter into or make or become a party to any agreement, arrangement or commitment to do or cause to be done, any of the things prohibited by this Agreement or that would breach this Agreement, or (ii) enter into or make or become a party to any agreement, document or instrument or arrangement that conflicts with this Agreement or that would prevent Guarantor from complying herewith and/or performing hereunder.

(b) Guarantor hereby agrees to take or cause to be taken promptly such further actions, obtain such consents and approvals and duly execute and deliver or cause to be executed and delivered such further agreements, assignments, instructions or documents Lender may request in its Permitted Discretion with respect to or in order to fully effectuate the purposes, terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, whether before, at or after the performance and/or consummation of such transactions or the occurrence of a Default or Event of Default. Guarantor hereby appoints Lender, for its benefit and the benefit of the Lenders, its attorney-in-fact (without requiring Lender to act as such), with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions, whether in the name of Lender or Guarantor, as Lender in its Permitted Discretion may consider necessary or desirable with respect to the foregoing (to the extent Guarantor fails to so execute and/or file any of the foregoing within two (2) Business Days of Lender’s request or the time when Guarantor is otherwise obligated to do so). Guarantor will pay all costs associated with respect to the foregoing, including without limitation, the cost of filing any of the foregoing in all public offices or other locations wherever Lender in its Permitted Discretion deems filing to be necessary or desirable.

3.7 Provisions of Loan Agreement. Guarantor acknowledges and confirms receipt of the Loan Documents and hereby acknowledges all terms and provisions of the Loan Documents, the creation of the Obligations and the granting of security interests by Borrower, including, without limitation, the rights of the Lender to assign and participate any part of the Loans pursuant to Section 12.2 of the Loan Agreement.

3.8 No Third Party Beneficiary. No rights are intended to be created under this Agreement for the benefit of any third party donee, creditor or incidental beneficiary of Guarantor.

3.9 Financial Statements. Attached hereto as Exhibit A and incorporated herein and made a part hereof is a copy of Guarantor’s personal financial statement at March 11, 2003. Guarantor represents and warrants that the attached Guarantor’s personal financial statement accurately and completely sets out and describes Guarantor’s assets and liabilities and Guarantor’s financial condition on the date thereof and hereof, that all the assets listed thereon are owned solely by the Guarantor, and except as disclosed on such financial statements, no other Person has any right, title, interest, encumbrance or lien on the Guarantor’s assets. Until indefeasible payment in full in cash and performance in full of all the Guaranteed Obligations and termination of this Agreement, Guarantor (i) shall furnish and deliver to Lender on or before the 30th calendar day after the end of each calendar quarter (each March 31, June 30,

September 30, and December 31 of each year) starting with the quarter ending June 30, 2003, personal financial statements substantially in the form similar to Exhibit A hereto and otherwise to Lender’s satisfaction, (ii) shall furnish and deliver to Lender on or before the 10th calendar day after the date in each calendar year when Guarantor’s annual federal and state income tax returns are required to be filed (and a copy of any extension filing made by Guarantor within 10 calendar days of the filing of such extension),, complete copies of Guarantor’s annual federal and state income tax returns (including all schedules thereto) for the immediately prior calendar year (commencing with the tax returns for the calendar year ending December 31, 2002) to Lender’s satisfaction, and (iii) shall not sell, encumber, or transfer (other than for assets with equivalent value) or dissipate or otherwise expropriate or give away any material portion or amount of his assets or properties and shall provide Lender with notice of any disposition of any material portion or amount of his assets or properties.

SECTION 4

EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default:” under this Agreement (a) Guarantor shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, this Agreement or any other Loan Document to which it is a party and such failure shall not be cured within the applicable period, if any; (b) any representation, statement or warranty made or deemed made by Guarantor in this Agreement shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect) except those made as of a specific date; (c) any Event of Default (as defined in the Loan Agreement) shall occur and be continuing past any cure period and shall not have been waived in writing; or (d) if prior to termination of this Agreement pursuant to Section 5.11 hereof, this Agreement shall cease to be in full force and effect.

SECTION 5

MISCELLANEOUS

5.1 No Waiver of Defaults; Waiver.

(a) No course of action or dealing, renewal, waiver, release or extension of any provision of any Loan Document or this Agreement, or single or partial exercise of any such provision, or delay, failure or omission on Lenders’ part in enforcing any such provision shall affect the liability of Guarantor or operate as a waiver of such provision or preclude any other or further exercise of such provision. No waiver by Lender of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document or this Agreement shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.

(b) Notwithstanding any other provision of any Loan Document or this Agreement, by completing the Closing and/or making of Advances and/or funding the Loans, Lender does not waive any breach of any representation or warranty under any Loan Document or this Agreement, and all of Lender’s claims and rights resulting therefrom are specifically reserved. Guarantor hereby waives setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description (including, without limitation, notice of acceptance hereof, notice of any Loan made, credit extended, collateral received or delivered) and the pleading of any statute of limitations as a defense to any demand under any Loan Document, it being the intention that Guarantor shall remain liable under this Agreement and the Loan Documents until the full amount of all Guaranteed Obligations shall have been indefeasibly paid in cash and performed and satisfied in full and the Loan Agreement terminated, notwithstanding any act, omission or anything else which might otherwise operate as a legal or equitable discharge of Guarantor.

5.2 Entire Agreement. This Agreement and the other Loan Documents to which Guarantor is a party constitute the entire agreement between Guarantor and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by the parties hereto. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

5.3 Amendment. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by a written agreement signed by Lender and Guarantor. Guarantor acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

5.4 Notices. Any notice or request under this Agreement shall be given to any party hereto at such party’s address set forth beneath its signature on the signature page hereto, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 5.4. Any such notice or request shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”): (a) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (b) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

5.5 Governing Law; Jurisdiction; Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against Guarantor with respect to any of the Guaranteed Obligations, any of the Collateral or this Agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery of this Agreement, Guarantor (a) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (b) waives personal service of process, (c) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 5.4 hereof, and (d) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens. Nothing shall affect the right of Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Guarantor in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Lender, involving, directly or indirectly, the Guaranteed Obligations, Collateral or this Agreement shall be brought only in a federal or state court located in the State of Maryland. Guarantor acknowledges that it participated in the negotiation and drafting of this Agreement and that, accordingly, it shall not move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

5.6 Severability; Captions; Counterparts; Facsimile Signature. If any provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Agreement which shall be given effect so far as possible. The captions in this Agreement are intended for convenience and reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

5.7 Successors and Assigns. This Agreement (a) shall inure to the benefit of, and may be enforced by, Lender, Transferees, Participants (to the extent expressly provided in the Loan Agreement) and all future holders of the Notes, any of the Guaranteed Obligations or any of the Collateral and each of their respective successors and permitted assigns, and (b) shall be binding upon and enforceable against Guarantor and Guarantor’s permitted assigns and successors. Guarantor shall not assign, delegate or transfer this Agreement or any of its rights or obligations thereunder without the prior written consent of Lender. This Agreement shall be binding upon Guarantor and its respective heirs, administrators, executors, successors and assigns. Nothing contained in this Agreement or any other Loan Document shall be construed as a delegation to Lender of Guarantor’s duty of performance. GUARANTOR ACKNOWLEDGES AND AGREES THAT LENDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND REISSUE (WITHOUT ANY SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT, ANY NOTE, THE OBLIGATIONS, THE COLLATERAL AND/OR THE LOAN DOCUMENTS TO ONE OR MORE TRANSFEREES IN EACH CASE ON THE TERMS AND CONDITIONS PROVIDED IN THE LOAN AGREEMENT. The terms “Lender” in this Agreement includes Transferees and Participants and successors and assigns, each of which shall have all rights and benefits of Lender thereunder. Each Transferee and Participant shall have all of the rights and benefits with respect to the Guaranteed Obligations, Notes, Collateral, this Agreement and/or Loan Documents held by it as fully as if the original holder thereof. Notwithstanding any other provision of this Agreement or any Loan Document, the Lender may disclose to any Transferee or Participant all information, reports, financial statements, certificates and documents obtained under any provision of this Agreement.

5.8 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE

OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

5.9 Survival. It is the express intention and agreement of the parties hereto that all covenants, representations, warranties and waivers and indemnities made by Guarantor herein shall survive the execution, delivery and termination of this Agreement until all Obligations are performed in full and indefeasibly paid in full in cash and the Loan Documents are terminated.

5.10 Expenses. Guarantor shall pay to Lender and its Affiliates (and, with respect to all items below, Lenders in connection with, relating to and/or arising out of or resulting from any Event of Default or occurring thereafter) all costs and expenses incurred by Lender and/or its Affiliates, as applicable, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys’ fees and expenses (a) in any effort to enforce this Agreement against Guarantor, (b) in defending or prosecuting any actions, claims or proceedings by or against Guarantor arising out of or relating to this Agreement, (c) arising in any way out of the taking or refraining from taking by Lender of any action requested by Guarantor, and/or (d) in connection with any modification, restatement, supplement, amendment, waiver or extension of this Agreement and/or any related agreement, document or instrument requested by Guarantor. If Lender or any of its Affiliates uses in-house counsel for any of the foregoing, Guarantor expressly agrees that its obligations hereunder include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender or such Affiliate in its sole discretion for the work performed.

5.11 Termination. This Agreement shall continue in full force and effect until full performance and indefeasible payment in full in cash of all Guaranteed Obligations in accordance with the terms of the Loan Agreement. Notwithstanding any other provision of this Agreement or any Loan Document, no termination of this Agreement shall affect Lender’s rights or any of the Guaranteed Obligations existing as of the effective date of such termination until the Guaranteed Obligations have been fully performed and indefeasibly paid in cash in full. The rights and powers of Lender hereunder shall continue in full force and effect until all of the Guaranteed Obligations have been fully performed and indefeasibly paid in full in cash.

5.12 Confidentiality and Publicity. This Agreement shall be subject to the provisions of the Loan Documents relating to confidentiality and publicity.

5.13 Approvals and Duties. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is subject of any Loan Document may be granted or withheld by Lender in its sole and absolute discretion.

[Remainder of Page Intentionally Left Blank]

Signature Page 1 of 2 to Limited Guaranty

IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty and Pledge Agreement as of the date first written above.

SHAWKAT RASLAN

Sworn to and subscribed before me this      day of June, 2003 by                 , who personally appeared before me, is personally known to me or produced his driver’s license as identification and did take an oath.

[NOTARIAL SEAL]	Notary:
Print Name:
Notary Public, State of
My commission expires:

Signature Page 2 of 2 to Limited Guaranty

Acknowledged and Agreed to as of June      , 2003:

ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:
Name:
Its:

ASH CREEK, INC.

By:
Name:
Its:

AWWC NEW JERSEY HOLDINGS, INC.

By:
Name:
Its:

TELEMANAGEMENT SERVICES, INC.

By:
Name:
Its:

TLM HOLDINGS CORPORATION

By:
Name:
Its: